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                                                                EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

1. Onyx Graphics Corporation -- wholly owned subsidiary of the Company incorporated in Delaware.

2. Raster Graphics GmbH -- wholly owned subsidiary of the Company incorporated in Germany.